UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): February 15, 2006

Frozen Food Express Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-10006

Texas		75-1301831
(State or Other Jurisdiction		(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
1145 Empire Central Place
Dallas, TX 75247-4309
(Address of Principal Executive Offices, Including Zip Code)

214-630-8090
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

See Item 5.02(c) below, which is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement

See Item 5.02(b) below, which is incorporated by reference into this Item 1.02.

Item 2.02.  Results of Operations and Financial Condition

The Company has changed its accounting for its lease arrangements with a related party. In accordance with the Financial Accounting Standards Board’s Financial Interpretation No. 46 (R), “Consolidation of Variable Interest Entities” (“FIN No. 46(R)”), due to certain terms and conditions present in one such arrangement between the Company and a family partnership controlled by an executive officer of the Company, the Company determined on February 15, 2006 that the family partnership is a variable interest entity that is required to be consolidated into the financial statements of the Company. FIN No. 46(R) became effective beginning in the first quarter of 2004. The Company has restated its prior-period financial statements beginning with the first quarter of 2004 to reflect the inclusion of the family partnership’s net book value of the leased assets and related short-term debt. The consolidation of the family partnership did not impact revenue, pre-tax income or net income or net income per share previously reported by the Company but did result in immaterial changes to certain income statement line items. The impact to the December 31, 2004 unaudited consolidated financial statements will increase the net book value of property and equipment and short-term debt by approximately $4.5 million. As of December 31, 2005, such values had declined to approximately $3.5 million, due to depreciation of the assets and amortization of the debt.  The associated unaudited financial statements, as restated are, filed herewith as Exhibits 99.2 and 99.3.
On February 17, 2006, the Company issued a press release advising of (i) the aforementioned financial statement restatements, (ii) the anticipated results of operations for the three and twelve months ending December 31, 2005 as compared to the comparable periods of 2004 and (iii) the information contained in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)
In connection with the restatements of the financial statements of the Company described at Item 2.02 hereof, which is incorporated by reference into this Item 4.02, the Audit Committee determined on February 15, 2006 that the interim financial statements of the Company included in the Company’s Quarterly Reports on Form 10-Q for each of the quarters of 2004 and 2005 and the financial statements for the year ended and  as of December 31, 2004 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 should no longer be relied upon. The restated unaudited financial statements for each of the dates identified in this Item 4.02, and a comparison to the financial statements previously filed by the Company are presented as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K.  The Company's Audit Committee has discussed such matters with the Company's independent public registered accounting firm, KPMG, LLP.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Effective with the voluntary termination of his employment as of February 15, 2006 as Senior Vice President and Chief Financial Officer of the Company as described at Item 5.02(b) below, Mr. Gary M. Pruden has also resigned from the Company's Board of Directors. In connection with his departure, Mr. Pruden met with the Audit Committee of the Company's Board of Directors to discuss unsubstantiated allegations reported to him relating to questionable billing practices and certain other operational matters. On February 20, 2006, the Audit Committee retained Thompson & Knight, LLP of Dallas as independent counsel to assist the committee in its investigation of these matters.

(b)	The service of Mr. Pruden as Senior Vice President and Chief Financial Officer of the Company ended on February 15, 2006. The Company and Mr. Pruden had entered into a Change in Control Agreement (the “Pruden Agreement”) pursuant to which Mr. Pruden was entitled to severance benefits in the event of a "change in control" (as defined in the Pruden Agreement) of the Company during the term of his employment. The terms of that agreement expired upon the termination of Mr. Pruden’s employment by the Company. A form of such agreement was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K on June 28, 2000 and is incorporated herein by reference.

(c)	The Company’s Board of Directors has appointed Thomas G. Yetter to the position of Treasurer and Interim Chief Financial Officer, effective February 15, 2006.

Mr. Yetter, age 53, has been employed by the Company since 1986, and has held the position of Treasurer since 1988. Since 1988, Mr. Yetter has also served as Vice President-Finance for the Company’s primary operating subsidiary. A summary of Mr. Yetter’s compensation arrangement as of February 15, 2006 is filed herewith as Exhibit 99.4 and incorporated by reference into this Item 5.02 (c).

Information as to Mr. Yetter’s compensation for 2005 is as follows:

Annual Compensation			Long-Term Compensation Awards
Salary	Bonus (1)	Total	Restricted Stock Awards $	Securities Underlying Options/SARs # (2)	All Other Compensation (3)
$161,600	$49,800	$211,400	$-	10,000	$9,100

(1)	Represents bonus awarded to Mr. Yetter pursuant to the FFE Transportation Services, Inc. Phantom Stock Plan, which is filed herewith as Exhibit 10.1.
(2)	Options to acquire shares of the Company’s Common Stock.
(3)	Represents $5,500 paid under an Executive Medical Reimbursement Plan and $3,600 paid for Mr. Yetter's benefit into the Company's 401 (k) Wrap Plan.

Option/SAR Grants in Last Fiscal Year
Following is information concerning the grant of stock options to Mr. Yetter in 2005 under the Company’s option plans:

Number of Securities Underlying Options/SARs Granted (2)	% of Total Options/SARS Granted to Employees In Fiscal Year	Exercise or Base Price (#/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1) 5% 10%
10,000	*	$10.59	12/16/2015	$66,600	$168,800

*	less than 1%
(1)	Represents assumed rates of appreciation only. Actual gains depend on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(2)
All options granted were granted on December 16, 2005 under the 2005 Stock Incentive Plan, are fully vested at date of grant, are exercisable one year from the date of grant, expire ten years from the date of grant, and were granted with an exercise price equal to the market price of are the Common Stock on the date of grant.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
    The following table provides information with respect to Mr. Yetter concerning the exercise of options during the last fiscal year and the number of unexercised options segregated by those that were exercisable and those that were unexercisable at December 31, 2005 and the value of in-the-money options segregated by those that were exercisable and those that were unexercisable at December 31, 2005:

Shares Acquired On	Value	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-end (#)	Value of unexercised In-the-Money Options/SARs At Fiscal Year-end ($) (1)
Exercise (#)	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
11,367	$96,500	61,819/10,000	$450,700/$4,400

(1)
The closing price for the Company's Common Stock as reported by Nasdaq on December 31, 2005, was $11.03. Value is calculated based on the difference between $11.03 and the option exercise price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

Item 9.01.  Exhibits, Financial Statements Schedules, and Reports on Form 8-K.

(a) FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES:

10.1	FFE Transportation Services, Inc. Management Phantom Stock Plan.
99.1	Press Release dated February 17, 2006 of Frozen Food Express Industries, Inc.
99.2	Restated Unaudited Balance Sheets of the Company as of March 31, 2004; June 30, 2004; September 30, 2004; December 31, 2004; March 31, 2005; June 30, 2005 and September 30, 2005.
99.3	Restated Unaudited Statements of Income of the Company for the quarterly and year-end periods from March 31, 2004 through September 31, 2005.
99.4	Summary of Compensation Arrangements.

Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

Date: February 22, 2006	By: /s/ Stoney M. Stubbs, Jr.
Stoney M. Stubbs, Jr.
Chairman and Chief Executive Officer